Exhibit 10.1
FIFTH SUPPLEMENT AND FORBEARANCE AGREEMENT
TO THE
MASTER CREDIT AGREEMENT

THIS FIFTH SUPPLEMENT AND FORBEARANCE AGREEMENT TO THE MASTER CREDIT AGREEMENT (�Fifth Supplement�) is made and entered into as of September 30, 2009 (�Effective Date�), by and between NEDAK ETHANOL, LLC, a Nebraska limited liability company (�Borrower�), and AGCOUNTRY FARM CREDIT SERVICES, FLCA (formerly Farm Credit Services of Grand Forks, FLCA) (�Lender�).

RECITALS:

A.           Lender and Borrower have entered into that certain Master Credit Agreement dated as of February 14, 2007 (the �Master Credit Agreement�), that certain First Supplement to Master Credit Agreement dated as of February 14, 2007 (the �First Supplement�), that certain Second Supplement to Master Credit Agreement dated as of February 14, 2007 (�Second Supplement�), and that certain Third Supplement and Forbearance Agreement to Master Credit Agreement dated as of April 11, 2008 (�Third Supplement�), that certain Fourth Supplement and Forbearance Agreement dated as of March 29, 2009 (�Fourth Supplement�), and together with the Master Credit Agreement, First Supplement, Second Supplement, Third Supplement, Fourth Supplement and this Fifth Supplement, as amended, replaced, restated, modified, or supplemented from time to time, are referred to as the (�Master Agreement�) pursuant to which Lender has extended certain credit facilities to Borrower under the terms and conditions set forth in the Master Agreement.  Capitalized terms not defined in this Fifth Supplement shall have the meaning provided in the Master Agreement.

B.           Borrower did not obtain mechanical completion, as defined in the Construction Agreement (�Mechanical Completion�), of the Project by or on July 15, 2008.

C.           Borrower did not achieve 100% name plate production for its ethanol facility or pass the required performance tests within 60 days after achieving Mechanical Completion.

D.           Borrower has not complied with any of the financial covenants set forth in Article V of the Master Credit Agreement.

E.           The failure to (i) meet the Mechanical Completion date, (ii) achieve 100% name plate production, and (iii) to comply with the financial covenants has created one or more defaults under the Master Agreement.

F.           In the letter dated February 11, 2009, Lender declared a Default by Borrower.

G.           Borrower acknowledges that Lender has determined that one or more defaults of the Master Agreement remain uncured, and that while Lender is not availing itself of remedies and actions that it is entitled to, the Lender does not waive its right to take such other and further action the Lender may deem necessary at any time, now or in the future.

H.           As additional collateral for the Loans, Borrower caused Delta-T and Bateman to provide a letter of credit confirmed by the FNBO for which Lender was a payment beneficiary and a first secured party to the proceeds (as is further described in the Third and Fourth Supplement.)  In connection with a drawing on a LOC, Lender received $3.995 million of letter of credit proceeds (the �LOC Proceeds�), which Lender continues to hold as collateral for the Loans.  Borrower and Lender desire that Lender release $2.0 million of the LOC Proceeds to Borrower exclusively to fund the purchase of grain inventories, subject to the provisions of this Agreement.

I.           As a condition to releasing the LOC Proceeds, Borrower and Lender desire to further amend the Master Agreement as set forth in this Fifth Supplement.

AGREEMENT:

Now, therefore, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

A.           Effect of Fifth Supplement.  This Fifth Supplement supplements the Master Agreement (including the First Supplement, Second Supplement, Third Supplement and Fourth Supplement) and applies to all Loans thereunder.

B.           Amendments to Master Agreement.  The Master Agreement is amended as follows:

1.           Section 1.15 Loan Fee referred to in the Fourth Supplement (and previously identified as �Section 1.14� in the Third Supplement) is amended to require the first payment of $50,000 of the $250,000 Lender Fee on January 1, 2010 and quarterly payments of $50,000 thereafter until paid in full.

2.           Section 1.16 Restructure Fee is amended to require the Borrower to pay the $100,000 restructure fee on or before June 30, 2010.

3.           Section 1.17 Collateral Repayment is added to read as follows:

Collateral Repayment.  If the Borrower obtains a USDA Business and Industry Loan Guarantee and if Borrower receives a $5.0 million working capital loan, then within ninety days of the receipt of the loan proceeds, the Borrower shall return the $2.0 million of LOC Proceeds provided to Borrower for the purchase of corn under this Fifth Supplement, with such funds to be available to Borrower to fund reserves required by the Master Agreement unless otherwise agreed by the parties.

4.           Article II, Section 2.1 of the Master Credit Agreement is amended to add the following conditions precedent:

(p)           Borrower shall have paid all legal fees and expenses due and owing to Lender under the Master Agreement and this Fifth Supplement.

(q)           Borrower shall cause LOC 1067 or the Extended LOC (as those terms are defined in Amendment #3 of the Construction Agreement) provided to Lender as additional collateral to continue to be assigned to Lender as a first secured party of that collateral.

5.           The Master Agreement, including but not limited to paragraph 9 of the First Supplement, is amended to require repayment of the term loan in level monthly payments of principal plus accrued interest at the Annual Rate so that the principal amount is fully amortized over 96 months beginning on April 1, 2010 and ending on February 1, 2018, with any unpaid balance, if any, is immediately payable to Lender on that date.  Accrued interest must be paid with each principal payment.  The final maturity date remains February 1, 2018.

C.           Conditions to Effectiveness of this Fifth Supplement.  The effectiveness of this Fifth Supplement is subject to satisfaction, in Lender�s sole discretion, of each of the following conditions precedent:

1.           Representations and Warranties. The representations and warranties of Borrower in the Master Agreement, except those set forth at Section 3.04 of the Master Credit Agreement, are true and correct in all material respects on and as of the date hereof.

2.           Delivery of Executed Loan Documents. Lender shall have received this Fifth Supplement, which may be in counterparts, executed by Borrower and Lender together with the EPC Collateral Assignment Agreement in a form acceptable to the Lender and executed by Borrower and Delta-T.

3.           Delivery of $2.0 Million to Murex Grain for Corn Purchases.  Lender shall, upon request of the Borrower, release up to $2.0 million of the LOC Proceeds to Borrower or to Borrower�s agent, J.E.M. Trading LLC, and/or J.E. Meuret Grain Co. Inc., 101 Franklin Street, PO Box 146, Brunswick, NE 68720 (�Meuret�).  Such funds shall be used exclusively to fund the purchase of corn for production of ethanol by the Borrower.  No other use may be made of this collateral other than to purchase corn for production of ethanol by Borrower.  For each release of LOC Proceeds made to Borrower or to Meuret on Borrower�s behalf, Borrower shall provide or shall cause Meuret to provide documentary evidence of the related corn purchase that to Lender within three days of each purchase of corn by Borrower or Meuret.

4.           Maintenance of Confirmed Letter of Credit.  Borrower shall cause Delta-T to maintain a confirmed letter of credit for the benefit of Borrower, in the amount and according to the conditions identified in Amendment Number Three to Engineering, Procurement and Construction Services Fixed Price Contract (Third Amended EPC), including but not limited to Paragraph 2, and to cause the confirming bank to assign the proceeds of the letter of credit to Lender until the expiration of the letter of credit on June 30, 2010.

D.           General Provisions.

1.           No Other Modifications.  The Master Agreement, as expressly modified by this Agreement, shall continue in full force and effect and be binding upon the parties.

2.           Successors and Assigns.  This Fifth Supplement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations.

3.           Definitions.  Capitalized terms used, but not defined, in this Fifth Supplement shall have the meaning set forth in the Master Agreement.

4.           Severability.  Should any provision of this Fifth Supplement be deemed unlawful or unenforceable, the provision shall be deemed several and apart from all other provisions of this Fifth Supplement and all remaining provisions of this Fifth Supplement shall be fully enforceable.

5.           Governing Law.  To the extent not governed by federal law, this Fifth Supplement and the rights and obligations of the parties shall be governed by, interpreted and enforced in accordance with the laws of the State of North Dakota.

6.           Headings.  The captions or headings in this Fifth Supplement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fifth Supplement.

7.           Counterparts.  This Fifth Supplement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe� file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Fifth Supplement by telefax, facsimile, or e-mail transmission of an Adobe� file format document also shall deliver an original executed counterpart of this Fifth Supplement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifth Supplement.

G.           Amended and Restated Master Agreement. Borrower agrees that on or before any Loan Conversion Date, Borrower will cooperate with Lender and use commercially reasonable efforts to amend and restate the Master Agreement to reflect the terms applicable to the Construction and Term Loan Facility and Revolving Facility at the sole discretion of the Lender.

H.           Reservation of Rights.  Nothing in this Fifth Supplement shall be deemed to create a course of dealing or otherwise entitle the Borrower to a consent to, or a waiver, amendment, modification, or other change of, any of the terms, conditions, obligations, covenants, or agreements contained in the Master Agreement or any other Loan Documents in similar or different circumstances in the future.

I.           Release.  BORROWER RELEASES, WAIVES AND FOREVER DISCHARGES LENDER AND ITS RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS, COUNTERCLAIMS, CAUSES OF ACTIONS, ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF ANY KIND

EXISTING OR ACCRUED IN FAVOR OF BORROWER AS OF THE DATE OF THIS FIFTH SUPPLEMENT.

J.           Release for Advances to Murex Grain.  BORROWER ACKNOWLEDGES AND AGREES THAT LENDER SHALL ADVANCE UP TO $2.0 MILLION OF LENDER�S COLLATERAL, SOME OF WHICH MAY BE ADVANCED DIRECTLY TO MEURET FOR ITS PURCHASES OF CORN FOR AND ON BORROWER�S BEHALF.  BORROWER AGREES TO HOLD LENDER HARMLESS FROM MEURET LOSS OF COLLATERAL INCLUDING BUT NOT LIMITED TO, BY REASON OF THE FINANCIAL FAILURE OF MEURET.  BORROWER ALSO RELEASES, WAIVES AND FOREVER DISCHARGES LENDER AND ITS RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS, COUNTERCLAIMS, CAUSES OF ACTIONS, ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF ANY KIND EXISTING OR ACCRUED IN FAVOR OF BORROWER THAT WOULD FOLLOW FROM THE FAILURE OF MEURET TO ACCOUNT FOR OR GUARANTEE THAT THE ADVANCES ARE USED TO PURCHASE GRAIN AVAILABLE FOR USE BY BORROWER.

K.           Recitals.  The Recitals to this Agreement are incorporated into the Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Fifth Supplement to be duly executed by their respective authorized officers effective as of the day and year first written above.

BORROWER:
NEDAK ETHANOL, LLC
By:	/s/ Jerome Fagerland
Jerome Fagerland
President

BORROWER:
NEDAK ETHANOL, LLC
By:	/s/ Everett L. Vogel
Everett L. Vogel
Chairman

LENDER:
AGCOUNTRY FARM CREDIT SERVICES, FLCA
By:	/s/ Randolph Aberle
Randolph Aberle
Vice President

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